EXHIBIT 23.10

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of “Air France” on Form F-4 of our auditors’ report on the consolidated financial statements as of December 31, 2003 and 2002 of Amadeus Global Travel Distribution, S.A., dated March 31, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche España S.L.

Madrid, Spain

March 31, 2004